UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Legacy Acquisition Corp.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2020

LEGACY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38296	81-3674868
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1308 Race Street, Suite 200

Cincinnati OH 45202

(Address of principal executive offices, including zip code)

(513) 618-7161

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one Warrant to purchase one-half of one share of Class A common stock	LGC.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	LGC	New York Stock Exchange
Warrants, exercisable for one-half of one share of Class A common stock for $5.75 per half share, or $11.50 per whole share	LGC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure

Furnished as Exhibit 99.1 hereto is a press release (the “Press Release”), dated October 19, 2020, issued by Legacy Acquisition Corp., a Delaware limited liability company (“Legacy” or the “Company”), announcing Legacy’s participation in a webinar hosted by SPACInsider and ICR Inc. in connection with the previously announced business combination (the “Business Combination”) of Legacy with Onyx Enterprises Int’l, Corp., a New Jersey corporation (“Onyx”) pursuant to the Business Combination Agreement (the “Business Combination Agreement”), dated September 18, 2020, by and among Legacy, Excel Merger Sub I, Inc., Excel Merger Sub II, LLC, Onyx and Shareholder Representative Services LLC.

The information in this Item 7.01 and incorporated by reference hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

About Legacy Acquisition Corp.

Legacy raised $300 million in November 2017 and its securities are listed on the New York Stock Exchange (“NYSE”). At the time of its listing, Legacy was the only Special Purpose Acquisition Company on the NYSE led predominantly by African American managers and sponsor investors. Legacy was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Legacy is sponsored by a team of proven leaders primarily comprised of former Procter & Gamble executives and is supported by a founder/shareholder group of proven operationally based value builders. These executives have extensive experience in building brands and transforming businesses for accelerated growth. Legacy’s founders and management expectation is that Legacy will serve as a role model for African Americans and other under-represented business leaders to achieve success not just in the executive ranks of large Corporations, but also as entrepreneurs in the productive use of capital through mergers and acquisitions on Wall Street. For more information please visit www.LegacyAcquisition.com.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements. Legacy’s and Onyx’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “propose,” “plan,” “contemplate,” “may,” “will,” “might,” “shall,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “positioned,” “goal,” “conditional,” “opportunities” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Legacy’s estimates of its public company costs, including related insurance costs.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Legacy’s and Onyx’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement, (2) the outcome of any legal proceedings that may be instituted against Legacy and other transaction parties following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to the inability to satisfy conditions to closing in the Business Combination Agreement; (4) the occurrence of any event, change or other circumstance that could otherwise cause the Business Combination to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed Business Combination; (6) the inability to obtain or maintain the listing of the post-acquisition company’s Class A common stock on the NYSE (or such other nationally recognized stock exchange on which shares of the post-acquisition company’s Class A common stock are then listed) following the proposed Business Combination; (7) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (8) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of the combined company to operate cohesively as a standalone group, grow and manage growth profitably and retain its key employees; (9) costs related to the proposed Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that Onyx or the combined company may be adversely affected by other economic, business, and/or competitive factors; (12) the aggregate number of Legacy shares tendered in the tender offer by the holders of Legacy’s Class A common stock in connection with the proposed Business Combination; (13) disruptions in the economy or business operations of Onyx or its suppliers due to the impact of COVID-19; (14) the outcome of pending legal proceedings with certain Onyx stockholders; (15) potential adjustments to the unaudited non-GAAP interim financial results of Onyx; and (16) other risks and uncertainties indicated from time to time in the information statement relating to the proposed Business Combination, including those under “Risk Factors” therein, and in Legacy’s other filings with the Securities and Exchange Commission (the “SEC”), including the Schedule TO that was filed with the SEC in connection with the Business Combination. Legacy cautions that the foregoing list of factors is not exclusive. Legacy cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Legacy does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information about the Information Statement, the Consent Solicitation Statement and the Proxy Statement

Legacy has filed with the SEC a preliminary information statement with respect to the Business Combination for its stockholders containing the information with respect to the Business Combination specified in Schedule 14C promulgated under the Exchange Act and describing the proposed Business Combination and the other transactions contemplated by the Business Combination Agreement. In addition, in connection with the proposed amendments (the “Warrant Amendments”) to the Warrant Agreement between Legacy and Continental Stock Transfer & Trust Company, dated as of November 16, 2017, Legacy has filed a preliminary consent solicitation statement with the SEC. Additionally, in connection with another extension of the deadline by which Legacy must complete the Business Combination (the “Deadline Extension”), Legacy filed a preliminary proxy statement with the SEC on October 14, 2020 and intends to file other relevant materials with the SEC in connection therewith, including a definitive proxy statement on Schedule 14A. Legacy’s security holders and other interested persons are advised to read the applicable information statement, consent solicitation statement or preliminary proxy statement and any respective amendments thereto and other relevant materials to be filed in connection with the proposed Business Combination, Warrant Amendments and Deadline Extension, respectively, with the SEC, including, when available, a definitive information statement on Schedule 14C, a definitive consent solicitation statement on Schedule 14A and a definitive proxy statement on Schedule 14A and the respective documents incorporated by reference therein, as these materials contain and will contain important information about the Business Combination, Warrant Amendments and Deadline Extension, as applicable. When available, the definitive information statement, definitive consent solicitation statement or definitive proxy statement and other relevant materials for the Business Combination, Warrant Amendments and Deadline Extension, respectively, will be mailed to the applicable securityholders of Legacy as of September 30, 2020. Securityholders are able to obtain copies of the preliminary information statement, the preliminary consent solicitation statement and the preliminary proxy statement, and, once available, will be able to obtain the definitive information statement, the definitive consent solicitation statement and the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.

Participants in the Solicitation

Legacy and its directors and executive officers may be deemed participants in the solicitation of consents from Legacy’s warrantholders with respect to the Warrant Amendments. A list of the names of those directors and executive officers and a description of their interests in Legacy will be contained in Legacy’s definitive proxy statement that will be filed with respect to the Warrant Amendments and are contained in the preliminary consent solicitation statement and in its annual report on Form 10-K for the fiscal year ended December 31, 2019, which were filed with the SEC and are available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or in accordance with an exemption from registration therefrom.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of Legacy Acquisition Corp., dated October 19, 2020
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY ACQUISITION CORP.

October 19, 2020	By:	/s/ William C. Finn
	Name:	William C. Finn
	Title:	Chief Financial Officer

Exhibit 99.1

Onyx Enterprises Int’l, Corp. and Legacy Acquisition Corp. to Participate

in SPACInsider-ICR Webinar on October 22nd at 2pm ET

October 19, 2020 – New York, NY and Cranbury NJ – Onyx Enterprises Int’l, Corp. (“Onyx”), owner and operator of a leading digital commerce platform for the automotive market, “CARiD.com,” which has entered into a definitive business combination agreement with Legacy Acquisition Corp. (NYSE: “LGC”) (“Legacy”), a publicly-traded special purpose acquisition company (SPAC), today announced that the two companies will participate in a webinar hosted by SPACInsider and ICR on October 22, 2020 at 2:00 p.m. ET.

Learn more and register for the event at:

https://icrinc.zoom.us/webinar/register/1716027793907/WN_rGzbsInrRUaAlE3lb4rxog

Participants in the webinar will include:

●	Edwin Rigaud, Chief Executive Officer of Legacy Acquisition Corp.
●	Darryl McCall, President, Legacy Acquisition Corp
●	Rick White, Director, Legacy Acquisition Corp
●	Prashant Pathak, Chairman of Onyx
●	Antonino Ciappina, operating as the Chief Executive of Onyx
●	Kailas Agrawal, Chief Financial Officer of Onyx

With CARiD, Onyx has developed a distinctive proprietary technology platform for digital commerce and fulfillment, relying on insights extracted from nearly 14 billion data points, a physical footprint network comprising over 2,500 shipping locations, nearly 5,000 active brands, and machine-learning algorithms for complex fitment industries such as vehicle parts and accessories. In announcing their definitive business merger agreement with Legacy, Onyx is positioned to accelerate further growth with new cash funding resulting from the business combination as it looks to increase its already significant footprint in the auto aftermarket industry.

Onyx’s proprietary fitment data and algorithms used in CARiD.com and other verticals (such as MOTORCYCLEiD, TRUCKiD, and BOATiD) compiled over the past decade, combined with its substantial investments in artificial intelligence and machine learning, provide online consumers with an enhanced user experience in featuring a breadth of offerings and service levels (including search capabilities, training and learning, and provision of data suppliers to enhance their product information), positioning it as a key leader in the already $400+ billion auto aftermarket industry.

The transaction values Onyx at an estimated enterprise value of $331.1 million, which represents a 0.7x EV / 2021E Revenue multiple, a discount to primary publicly-listed peer, PRTS’, EV / 2021E Revenue multiple of 1.2x1 and a 16.9x EV / 2021E Adjusted EBITDA multiple, a discount to PRTS’ EV / 2021E Adjusted EBITDA multiple of 25.1x1. As of June 30, 2020, CARiD was well-capitalized with approximately $45.7 million of cash on the balance sheet. CARiD’s existing common shareholders are rolling 100% of their equity in CARiD, which represents 67.1% of the pro forma company. The transaction is expected to close November 2020.

1 Based on Wall Street analyst consensus estimates as of 10/12/20.

About Onyx Enterprises Int’l, Corp.

Onyx is a technology-driven, digital commerce company focused on creating custom infrastructure and unique user experiences within niche markets. Onyx was founded in 2008 with a vision of creating a one-stop eCommerce destination for the automotive parts and accessories market. Onyx has since become a market leader and proven brand-builder, fueled by its commitment to delivering a revolutionary shopping experience; comprehensive, accurate and varied product offerings, and continued digital commerce innovation. For more information please visit www.onyx.com and www.carid.com.

About Legacy Acquisition Corp.

Legacy raised $300 million in November 2017 and its securities are listed on the New York Stock Exchange (“NYSE”). At the time of its listing, Legacy was the only Special Purpose Acquisition Company on the NYSE led predominantly by African American managers and sponsor investors. Legacy was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Legacy is sponsored by a team of proven leaders primarily comprised of former Procter & Gamble executives and is supported by a founder/shareholder group of proven operationally based value builders. These executives have extensive experience in building brands and transforming businesses for accelerated growth. Legacy’s founders and management expectation is that Legacy will serve as a role model for African Americans and other underrepresented business leaders to achieve success not just in the executive ranks of large Corporations, but also as entrepreneurs in the productive use of capital through mergers and acquisitions on Wall Street. For more information please visit www.LegacyAcquisition.com.

About SPACInsider

SPACInsider is a trusted intelligence and analysis provider specializing in the Special Purpose Acquisition Corporation (SPAC) asset class. SPACInsider’s mission is to be the best-in-class source for SPAC information benefiting investors, SPAC teams, bankers and service providers. The company provides comprehensive data covering the SPAC transaction universe, along with detailed analysis and coverage of IPO and acquisition events. SPACInsider is led by Kristi Marvin, a career investment banker with over 15 years of experience in the capital markets, who began working on SPACs in 2005. Learn more at SPACInsider.com.

About ICR

Established in 1998, ICR partners with companies to execute strategic communications and advisory programs that achieve business goals, build awareness and credibility, and enhance long-term enterprise value. The firm’s highly-differentiated service model, which pairs capital markets veterans with senior communications professionals, brings deep sector knowledge and relationships to more than 650 clients in approximately 20 industries. ICR’s healthcare practice operates under the Westwicke brand (www.westwicke.com). Today, ICR is one of the largest and most experienced independent communications and advisory firms in North America, maintaining offices in New York, Norwalk, Boston, Baltimore, San Francisco, San Diego and Beijing. ICR also advises on capital markets transactions through ICR Capital, LLC. Learn more at www.icrinc.com. Follow us on Twitter at @ICRPR.

2

Additional Information about the Business Combination and Where to Find It

This communication is being made in respect of the proposed business combination involving Legacy Acquisition Corp. and Onyx Enterprises Int’l, Corp. Legacy Acquisition Corp. has filed a preliminary information statement on Schedule 14C with the Securities and Exchange Commission (the “SEC”) and will file a definitive information statement and other documents with the SEC regarding the proposed transaction. A copy of the definitive information statement will also be sent to the stockholders of Legacy Acquisition Corp. Before making any voting or investment decision, investors and security holders of Legacy Acquisition Corp. are urged to carefully read the entire information statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by Legacy Acquisition Corp. with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.

Participants in the Solicitation

Legacy and its directors and executive officers may be deemed participants in the solicitation of consents from Legacy’s warrantholders with respect to the proposed amendments (the “Warrant Amendments”) to the Warrant Agreement between Legacy and Continental Stock Transfer & Trust Company, dated as of November 16, 2017. A list of the names of those directors and executive officers and a description of their interests in Legacy will be contained in Legacy’s definitive consent solicitation statement that will be filed with respect to the Warrant Amendments and are contained in the preliminary consent solicitation statement and in its annual report on Form 10-K for the fiscal year ended December 31, 2019, which were filed with the SEC and are available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or in accordance with an exemption from registration therefrom.

3

Forward-Looking Statements

This press release includes “forward-looking statements.” Legacy’s and Onyx’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “propose,” “plan,” “contemplate,” “may,” “will,” “might,” “shall,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “positioned,” “goal,” “conditional,” “opportunities” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the transaction value of the proposed business combination, as well as the anticipated closing date of the transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Legacy’s and Onyx’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement, (2) the outcome of any legal proceedings that may be instituted against Legacy and other transaction parties following the announcement of the business combination agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to the inability to satisfy conditions to closing in the business combination agreement; (4) the occurrence of any event, change or other circumstance that could otherwise cause the transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed transaction; (6) the inability to obtain or maintain the listing of the post-acquisition company’s Class A common stock on the NYSE (or such other nationally recognized stock exchange on which shares of the Class A common stock are then listed) following the proposed transaction; (7) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; (8) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to operate cohesively as a standalone group, grow and manage growth profitably and retain its key employees; (9) costs related to the proposed transaction; (10) changes in applicable laws or regulations; (11) the possibility that Onyx or the combined company may be adversely affected by other economic, business, and/or competitive factors; (12) the aggregate number of Legacy shares tendered in the tender offer by the holders of Legacy’s Class A common stock in connection with the proposed transaction; (13) disruptions in the economy or business operations of Onyx or its suppliers due to the impact of COVID-19; (14) the outcome of pending legal proceeding with certain Onyx stockholders; (15) potential adjustments to the unaudited non-GAAP interim financial results of Onyx; and (16) other risks and uncertainties indicated from time to time in the information statement relating to the proposed transaction, including those under “Risk Factors” therein, and in Legacy’s other filings with the SEC, including the Schedule TO that will be filed with the SEC in connection with the transaction. Legacy cautions that the foregoing list of factors is not exclusive. Legacy cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Legacy does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Legacy/Investors:

Dawn Francfort / Brendon Frey

ICR

PARTSiDIR@icrinc.com

Media:

Keil Decker

ICR

PARTSiDPR@icrinc.com

4